EXHIBIT 5.1

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway  |  New York, NY  10036-4039  |  tel 212.858.1000  |  fax 212.858.1500

July 22, 2014

Consumers Energy Company
Consumers 2014 Securitization Funding LLC
One Energy Plaza
Jackson, Michigan 49201

Ladies and Gentlemen:

We have acted as special counsel for Consumers Energy Company, a Michigan corporation (“Consumers Energy”), and Consumers 2014 Securitization Funding LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-3 (File Nos. 333-195654 and 333-195654-01) (the “Registration Statement”) filed on May 2, 2014 and as amended by Amendment No. 1 filed on June 10, 2014 and Amendment No. 2 filed on June 25, 2014 by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Act”), including the prospectus and prospectus supplement therein (collectively, the “Prospectus”), relating to the registration thereunder of the Company’s senior secured securitization bonds, series 2014A (the “Securities”).  The Securities will be issued in an aggregate principal amount of $378,000,000 pursuant to an Indenture dated as of July 22, 2014 between the Company and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), in the form filed as Exhibit 4.1 to the Registration Statement, together with a Series Supplement dated as of July 22, 2014 between the Company and the Trustee establishing the form and terms of such Securities in the form included in such Exhibit 4.1 to the Registration Statement (collectively, the “Indenture”).

We have reviewed the Registration Statement, including the Prospectus, and the Indenture.  We have also reviewed such other agreements, documents, records, certificates and materials, and have reviewed and are familiar with such limited liability company proceedings and have satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion letter.  In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.  In delivering this opinion letter, we have relied, without independent verification, as to factual matters, on certificates and other written or oral statements of governmental and other public

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officials and of officers and representatives of the Company, the underwriters of the Securities and the Trustee.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.                                      The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware.

2.                                      The Company has limited liability company power and authority to execute and deliver the Indenture, to authorize and issue the Securities and to perform its obligations under the Indenture and the Securities.

3.                                      The Securities constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion set forth in paragraph 3 above is subject to and limited by the effect of (a) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

This opinion letter is limited to the law of the State of New York and the Delaware Limited Liability Company Act, in each case as in effect on the date hereof.

We hereby consent to (a) the posting of a copy of this opinion letter to an internet website required under Rule 17g-5 under the Securities Exchange Act of 1934 and maintained by Consumers Energy for the purpose of complying with such rule and (b) the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed by the Company with the Commission on the date hereof and the incorporation thereof in the Registration Statement and to the use of our name under the captions “Legal Matters” in the Prospectus.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP